Herman Miller Reports Fourth Quarter and Fiscal 2016 Results

•	Achieves record annual sales of $2.26 billion

•	Announces 15% increase in quarterly cash dividend

•	Continued growth in sales and orders

•	Quarterly EPS increase of 72%; 19% increase on an adjusted basis

Webcast to be held Thursday, June 23, 2016, at 9:30 AM ET

Release	Immediate
Date	June 22, 2016
Contact	Kevin Veltman (616) 654 3973 or kevin_veltman@hermanmiller.com
Jeff Stutz (616) 654 8538 or jeff_stutz@hermanmiller.com
Media (616) 654-5977 or media_relations@hermanmiller.com
Address	Herman Miller, Inc., 855 East Main Avenue, PO Box 302, Zeeland, MI 49464-0302
Internet	www.hermanmiller.com

NOTE: A data supplement with additional financial information relating to the periods covered by this press release is available for download from the company’s website at http://www.hermanmiller.com/about-us/investors.html.

Herman Miller, Inc. (NASDAQ: MLHR) today announced results for its fourth quarter and fiscal year ended May 28, 2016. Net sales in the quarter totaled $582.6 million, an increase of 5.8% from the same quarter last fiscal year. New orders in the fourth quarter of $606.2 million were 8.9% above the prior year level.

Herman Miller reported diluted earnings per share of $0.67 in the fourth quarter. This compares to diluted earnings per share of $0.39 in the same quarter last fiscal year. Excluding the impact of certain non-recurring gains associated with the sale of property, a dealership divestiture and tax planning, adjusted diluted earnings per share in the fourth quarter totaled $0.56. In the fourth quarter of last fiscal year, the company reported adjusted diluted earnings per share of $0.47.

For the full fiscal year, net sales were $2,264.9 million, reflecting a year-over-year increase of 5.7%. Diluted earnings per share for the full year totaled $2.26 compared to $1.62 last year. On an adjusted basis, diluted earnings per share totaled $2.17 in fiscal 2016. This represents an increase of 19.2% over adjusted earnings per share of $1.82 in fiscal 2015. The company estimates that foreign currency translation unfavorably impacted its full year earnings per share by approximately $0.13 in fiscal 2016.
The company also announced an increase in its quarterly cash dividend to $0.17 per share payable in October 2016. This change represents an increase of over 15% from the current dividend payout of $0.1475 per share.

Brian Walker, Chief Executive Officer, stated, "Strong net sales and order growth were a clear highlight of our results this quarter, capping a full fiscal year that set an all-time record level of sales for our company. We also delivered a year-over-year increase in adjusted earnings per share of 19% in the fourth quarter. Our fifth dividend increase in the past four years reflects the confidence of the Board and our leadership team in the power of our long-term strategy to create shareholder value. These results are a tribute to the talent and effort of our people and they demonstrate the meaningful progress we have made on our strategic priorities."

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Fourth Quarter Fiscal 2016 Financial Results

FINANCIAL HIGHLIGHTS (Dollars in millions, except per share data)
	Three Months Ended			Fiscal Year Ended
	5/28/2016	5/30/2015	% Chg.	5/28/2016	5/30/2015	% Chg.
Net Sales	$582.6	$550.7	5.8%	$2,264.9	$2,142.2	5.7%
Gross Margin %	38.7%	38.1%	N/A	38.6%	36.9%	N/A
Operating Expenses	$168.6	$161.7	4.3%	$662.7	$615.3	7.7%
Restructuring and Impairment Expenses	$—	$10.8	N/A	$—	$12.7	N/A
Operating Earnings %	9.7%	6.7%	N/A	9.3%	7.6%	N/A
Adjusted Operating Earnings % *	8.7%	8.7%	N/A	9.1%	8.7%	N/A
Adjusted EBITDA *	$64.8	$59.5	8.9%	$258.9	$235.2	10.1%
Adjusted EBITDA %	11.1%	10.8%	N/A	11.4%	11.0%	N/A
Net Earnings Attributable to Herman Miller, Inc.	$40.7	$23.4	73.9%	$136.7	$97.5	40.2%
Earnings Per Share – Diluted	$0.67	$0.39	71.8%	$2.26	$1.62	39.5%
Adj. Earnings Per Share – Diluted *	$0.56	$0.47	19.1%	$2.17	$1.82	19.2%
Orders	$606.2	$556.9	8.9%	$2,279.7	$2,146.5	6.2%
Backlog	$323.5	$322.2	0.4%
*Items indicated represent Non-GAAP measurements; see the reconciliations of non-GAAP financial measures and related explanations in the supplemental data file available for download at http://www.hermanmiller.com/about-us/investors.html. A copy of this supplemental data file has also been included with the earnings press release filed on Form 8-K with the Securities and Exchange Commission.

Herman Miller's consolidated gross margin in the fourth quarter totaled 38.7%, a 60 basis point improvement over last year's fourth quarter gross margin of 38.1%.
Herman Miller reported operating expenses in the fourth quarter of $168.6 million compared to $161.7 million in the same quarter a year ago. This represents a year-over-year increase of $6.9 million, the majority of which relates to spending on new product launch and marketing initiatives, higher incentive accruals, product warranty expenses, and variability from higher net sales. The expenses in the current period also reflect the benefit of pre-tax gains totaling $6.1 million related to the sale of a former manufacturing facility in the United Kingdom and the divestiture of the company’s dealership in Australia.

Herman Miller’s effective income tax rate in the fourth quarter was 24.9% compared to 29.5% in the same quarter last fiscal year. The effective tax rate was lower than the prior year primarily related to the impact of a favorable transfer pricing adjustment totaling $2.0 million recorded in the quarter. As this transfer pricing benefit reflected the full year benefit for fiscal 2016, approximately $1.5 million ($0.02 per share) of the benefit was not attributed to the quarter in the calculation of adjusted earnings per share.

The company ended the fiscal year with total cash and cash equivalents of $84.9 million, an increase of $29.6 million from the balance at the end of the third quarter. Cash flow generated from operations in the fourth quarter and full fiscal year was $85.3 million and $210.4 million, respectively. This compares to $57.9 million and $167.7 million in the respective periods last fiscal year.

Jeff Stutz, Chief Financial Officer, noted, "We finished fiscal 2016 on a strong note, posting our highest quarterly sales and order levels in the past fifteen years. Gross margin remained a key contributor to operating performance for the quarter, reflecting favorable commodity costs, production leverage and operational improvements from our ongoing lean enterprise focus. We also benefited from tax planning that helped to meaningfully reduce our consolidated effective tax rate. These factors drove strong cash generation and return on invested capital, which totaled approximately 22% for the full fiscal year."

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Segment Sales and Orders Results
North American Furniture Solutions
Sales for the quarter within Herman Miller’s North American reportable segment were $332.9 million, an increase of 7.6% from the same quarter last fiscal year. New orders in the fourth quarter totaled $358.6 million, representing an increase of 11.5% from last year.

ELA Furniture Solutions
Net sales within the ELA segment totaled $110.5 million in the fourth quarter of fiscal 2016. This represents a 7.4% increase from the same quarter last fiscal year. New orders in this segment totaled $101.7 million in the fourth quarter, representing a year-over-year increase of 8.9%.

Specialty
Net sales in the fourth quarter within Herman Miller’s Specialty segment totaled $61.6 million. This represents an increase of 3.7% over sales in the same quarter last year. New orders in the fourth quarter of $61.7 million increased 6.6% compared to last year.

Consumer
The Consumer segment reported sales of $77.6 million, a decrease of 1.6% compared to the same quarter last fiscal year. Orders in the quarter of $84.2 million were slightly higher than the same quarter in the prior year.

First Quarter Fiscal 2017 Guidance
Looking forward, Herman Miller expects net sales in the first quarter of fiscal 2017 to be in the range of $600 million to $620 million. This would represent an increase of between 6% and 10% from the first quarter of fiscal 2016. It is important to note that the first quarter revenue estimate includes the impact of an additional week of sales based on the company’s accounting calendar - a change required periodically to re-align the company’s fiscal periods with the calendar months. On an organic basis, adjusted for the impact of the extra week and dealer divestiture, this forecast implies sales growth of approximately 3% at the mid-point of the range. Diluted earnings per share in the quarter are expected to range between $0.60 and $0.64.

Supplemental Information, Video Presentation and Webcast
The company has created a supplemental data report which provides additional information relevant to its quarterly results. This document can be accessed via a link on the Investors section of the company's website at http://www.hermanmiller.com/about-us/investors.html.

The company has developed an investor overview video presentation which provides further information on the company's strategy and outlook that can be accessed via the company's website at www.hermanmiller.com/investor-overview-june-2016.

The company will host a live webcast to discuss the results of the fourth quarter of fiscal 2016 on Thursday, June 23, 2016, at 9:30 a.m. ET. To ensure your access to the webcast, you should allow extra time to visit the company’s website at www.hermanmiller.com to download the streaming software necessary to participate. An online archive of the presentation will be available on the website later that day.

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About Herman Miller
Herman Miller is a globally recognized provider of furnishings and related technologies and services. Headquartered in West Michigan, the global company has relied on innovative design for over 100 years to solve problems for people wherever they work, live, learn, and heal. Herman Miller’s designs are part of museum collections worldwide, and the company is a past recipient of the Smithsonian Institution's Cooper Hewitt National Design Award. Known and respected for its leadership in corporate social responsibility, Herman Miller has been included in the Dow Jones Sustainability World Index for the past 12 years, and has earned the Human Rights Campaign Foundation’s top rating in its Corporate Equality Index for the past nine years. In fiscal 2016, the company generated $2.26 billion in revenue and employed over 7,000 people worldwide. Herman Miller trades on the NASDAQ Global Select Market under the symbol MLHR.

This information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates, and projections about the office furniture industry, the economy, and the company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” likely,” “plans,” “projects,” and “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. These risks include, without limitation, the success of our growth strategy, employment and general economic conditions, the pace of economic recovery in the U.S., and in our International markets, the increase in white-collar employment, the willingness of customers to undertake capital expenditures, the types of products purchased by customers, competitive-pricing pressures, the availability and pricing of raw materials, our reliance on a limited number of suppliers, our ability to expand globally given the risks associated with regulatory and legal compliance challenges and accompanying currency fluctuations, the ability to increase prices to absorb the additional costs of raw materials, the financial strength of our dealers and the financial strength of our customers, our ability to locate new DWR studios, negotiate favorable lease terms for new and existing locations and the implementation of our studio portfolio transformation, our ability to attract and retain key executives and other qualified employees, our ability to continue to make product innovations, the success of newly-introduced products, our ability to serve all of our markets, possible acquisitions, divestitures or alliances, the pace and level of government procurement, the outcome of pending litigation or governmental audits or investigations, political risk in the markets we serve, and other risks identified in our filings with the Securities and Exchange Commission. Therefore, actual results and outcomes may materially differ from what we express or forecast. Furthermore, Herman Miller, Inc., undertakes no obligation to update, amend or clarify forward-looking statements.

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Financial highlights for the quarter and fiscal year ended May 28, 2016, follow:

Herman Miller, Inc.
Condensed Consolidated Statements of Operations
(Unaudited) (Dollars in millions, except per share data)

	Three Months Ended
	May 28, 2016		May 30, 2015
Net Sales	$582.6	100.0%	$550.7	100.0%
Cost of Sales	357.4	61.3%	341.1	61.9%
Gross Margin	225.2	38.7%	209.6	38.1%
Operating Expenses	168.6	28.9%	161.7	29.4%
Restructuring and Impairment Expenses	0.0	0.0%	10.8	2.0%
Operating Earnings	56.6	9.7%	37.1	6.7%
Other Expenses, net	2.6	0.4%	3.4	0.6%
Earnings Before Income Taxes and Equity Income	54.0	9.3%	33.7	6.1%
Income Tax Expense	13.4	2.3%	9.9	1.8%
Equity Income, net of tax	0.1	—%	—	—%
Net Earnings	40.7	7.0%	23.8	4.3%
Net Earnings Attributable to Noncontrolling Interests	0.0	—%	0.4	0.1%
Net Earnings Attributable to Herman Miller, Inc.	$40.7	7.0%	$23.4	4.2%

Amounts per Common Share Attributable to Herman Miller, Inc.
Earnings Per Share – Basic	$0.68		$0.39
Weighted Average Basic Common Shares	59,866,764		59,609,462
Earnings Per Share – Diluted	$0.67		$0.39
Weighted Average Diluted Common Shares	60,623,047		60,253,733

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Herman Miller, Inc.
Condensed Consolidated Statements of Operations
(Unaudited) (Dollars in millions, except per share data)

	Fiscal Year Ended
	May 28, 2016		May 30, 2015
Net Sales	$2,264.9	100.0%	$2,142.2	100.0%
Cost of Sales	1,390.7	61.4%	1,350.8	63.1%
Gross Margin	874.2	38.6%	791.4	36.9%
Operating Expenses	662.7	29.3%	615.3	28.7%
Restructuring and Impairment Expenses	0.0	—%	12.7	0.6%
Operating Earnings	211.5	9.3%	163.4	7.6%
Other Expenses, net	14.9	0.7%	18.2	0.8%
Earnings Before Income Taxes and Equity Income	196.6	8.7%	145.2	6.8%
Income Tax Expense	59.5	2.6%	47.2	2.2%
Equity Income, net of tax	0.4	—%	0.1	—%
Net Earnings	137.5	6.1%	98.1	4.6%
Net Earnings Attributable to Noncontrolling Interests	0.8	—%	0.6	—%
Net Earnings Attributable to Herman Miller, Inc.	$136.7	6.0%	$97.5	4.6%

Amounts per Common Share Attributable to Herman Miller, Inc.
Earnings Per Share – Basic	$2.29		$1.64
Weighted Average Basic Common Shares	59,844,540		59,475,297
Earnings Per Share – Diluted	$2.26		$1.62
Weighted Average Diluted Common Shares	60,529,269		60,126,101

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Herman Miller, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited) (Dollars in millions)

	Fiscal Year Ended
	May 28, 2016	May 30, 2015
Net Earnings	$137.5	$98.1
Cash Flows provided by Operating Activities	210.4	167.7
Cash Flows used in Investing Activities	(80.8)	(213.6)
Cash Flows provided by (used in) Financing Activities	(106.5)	6.8
Effect of Exchange Rates	(1.9)	1.3
Change in Cash	21.2	(37.8)
Cash, Beginning of Period	63.7	101.5
Cash, End of Period	$84.9	$63.7

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Herman Miller, Inc.
Condensed Consolidated Balance Sheets
(Unaudited) (Dollars in millions)

	May 28, 2016	May 30, 2015
ASSETS
Current Assets:
Cash and Cash Equivalents	$84.9	$63.7
Marketable Securities	7.5	5.7
Accounts and Notes Receivable, net	211.0	189.6
Inventories, net	128.2	129.6
Prepaid Expenses and Other	48.9	74.9
Total Current Assets	480.5	463.5
Net Property and Equipment	280.1	249.5
Other Assets	474.6	479.7
Total Assets	$1,235.2	$1,192.7

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$165.6	$164.7
Accrued Liabilities	224.4	198.7
Total Current Liabilities	390.0	363.4
Long-term Debt	221.9	289.8
Other Liabilities	71.6	88.8
Total Liabilities	683.5	742.0
Redeemable Noncontrolling Interests	27.0	30.4
Herman Miller, Inc. Stockholders’ Equity	524.4	419.8
Noncontrolling Interests	0.3	0.5
Total Stockholders' Equity	524.7	420.3
Total Liabilities, Redeemable Noncontrolling Interests and Stockholders’ Equity	$1,235.2	$1,192.7

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